REPUBLIC CONTACTS
Media Inquiries:	Will Flower	(954) 769-6392
Investor Inquiries:	Tod Holmes	(954) 769-2387
	Ed Lang	(954) 769-3591

REPUBLIC SERVICES, INC. REPORTS
THIRD QUARTER EARNINGS
OF $0.41 PER SHARE
• On target to achieve 2004 earnings and free cash flow guidance
• Declares quarterly dividend of $0.12 per share

FORT LAUDERDALE, Fla., Nov. 3, 2004...Republic Services, Inc. (NYSE: RSG) today reported net income of $62.5 million, or $0.41 per diluted share, for the three months ended September 30, 2004, versus net income of $44.7 million, or $0.28 per diluted share, for the comparable period last year. Net income for the three months ended September 30, 2003 included an additional accrual for self-insurance of $14.9 million (or approximately $0.09 per share), net of tax, related to existing claims. Revenue in the third quarter of 2004 increased 8.0 percent to $699.9 million from $648.0 million for the same period in 2003. Operating income for the three months ended September 30, 2004 was $116.5 million, compared to operating income of $87.3 million (which included an additional accrual of $24.0 million for self-insurance) for the same quarter last year.

For the nine months ended September 30, 2004, net income was $180.3 million, or $1.16 per diluted share, versus net income of $159.7 million, or $0.98 per diluted share, for the comparable period last year before the cumulative effect of changes in accounting principles. Revenue for the nine months ended September 30, 2004 increased 7.5 percent to $2,020.4 million from $1,879.9 million for the same period in 2003. Operating income for the nine months ended September 30, 2004 was $342.7 million compared to operating income of $306.2 million (which included an additional accrual of $24.0 million for self-insurance) for the same period last year.

“We remain on target to achieve the 2004 guidance that was provided to investors in January 2004 which was to earn between $1.50 and $1.55 per share and generate free cash flow of $340 million,” said James E. O’Connor, Chairman and Chief Executive Officer of Republic Services, Inc.”

Republic also announced that its Board of Directors declared a regular quarterly dividend of $0.12 per share for shareholders of record on January 3, 2005. The dividend will be paid on January 17, 2005. Additionally, during the three months ended September 30, 2004, Republic purchased 1.7 million shares in the open market for $50.1 million. For the nine months ended September 30, 2004, Republic purchased 8.8 million shares of stock in the open market for $242.8 million.

Republic Services, Inc. is a leading provider of solid waste collection, transfer and disposal services in the United States. The Company’s operating units are focused on providing solid waste services for commercial, industrial, municipal and residential customers.

Certain statements and information included herein constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied in or by such forward-looking statements. Such factors include, among other things, whether the Company’s estimates and assumptions concerning its selected balance sheet accounts, final capping, closure, post-closure and remediation costs, available airspace, and projected costs and expenses related to the Company’s landfills and property and equipment, and labor, fuel rates and economic and inflationary trends, turn out to be correct or appropriate, and various factors that will impact the actual business and financial performance of the Company such as competition and demand for services in the solid waste industry; the Company’s ability to manage growth; compliance with, and future changes in, environmental regulations; the Company’s ability to obtain approval from regulatory agencies in connection with expansions at the Company’s landfills; the ability to obtain financing on acceptable terms to finance the Company’s operations and growth strategy and for the Company to operate within the limitations imposed by financing arrangements; the ability of the Company to repurchase common stock at prices that are accretive to earnings per share; the Company’s dependence on key personnel; general economic and market conditions including, but not limited to, inflation and changes in commodity pricing, fuel, labor and other variable costs that are generally not within the control of the Company; dependence on large, long-term collection contracts; dependence on acquisitions for growth; risks associated with undisclosed liabilities of acquired businesses; risks associated with pending legal proceedings; and other factors contained in the Company’s filings with the Securities and Exchange Commission.

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REPUBLIC SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)

	Three Months Ended September 30,
	2004	2003
Revenue	$699.9	$648.0

Expenses:
Cost of operations	442.0	433.7
Depreciation, amortization and depletion	69.2	61.7
Accretion	3.5	3.2
Selling, general and administrative	68.7	62.1

Operating income	116.5	87.3

Interest expense, net	(16.6)	(16.2)
Other income (expense), net	0.9	0.9

Income before income taxes	100.8	72.0

Provision for income taxes	38.3	27.3

Net income	$62.5	$44.7

Basic earnings per share	$0.41	$0.28

Weighted average common shares outstanding	151.3	160.0

Diluted earnings per share	$0.41	$0.28

Weighted average common and common equivalent shares outstanding	153.8	162.2

Cash dividends per common share	$0.12	$0.06

REPUBLIC SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)

	Nine Months Ended September 30,
	2004	2003
Revenue	$2,020.4	$1,879.9

Expenses:
Cost of operations	1,276.7	1,200.7
Depreciation, amortization and depletion	192.7	177.9
Accretion	10.2	9.4
Selling, general and administrative	198.1	185.7

Operating income	342.7	306.2

Interest expense, net	(53.1)	(51.9)
Other income (expense), net	1.2	3.2

Income before income taxes	290.8	257.5

Provision for income taxes	110.5	97.8

Income before cumulative effect of changes in accounting principles	180.3	159.7

Cumulative effect of changes in accounting principles, net of tax	—	(37.8)

Net income	$180.3	$121.9

Basic earnings per share:

Before cumulative effect of changes in accounting principles	$1.17	$0.99

Cumulative effect of changes in accounting principles, net of tax	—	(0.23)

Basic earnings per share	$1.17	$0.76

Weighted average common shares outstanding	153.5	160.9

REPUBLIC SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME (CONTINUED)
(In millions, except per share data)

	Nine Months Ended September 30,
	2004	2003
Diluted earnings per share:

Before cumulative effect of changes in accounting principles	$1.16	$0.98

Cumulative effect of changes in accounting principles, net of tax	—	(0.23)

Diluted earnings per share	$1.16	$0.75

Weighted average common and common equivalent shares outstanding	156.0	162.7

Cash dividends per common share	$0.24	$0.06

REPUBLIC SERVICES, INC.
SUPPLEMENTAL UNAUDITED FINANCIAL INFORMATION

     The following information should be read in conjunction with the Company’s audited Consolidated Financial Statements and notes thereto appearing in the Company’s Form 10-K as of and for the year ended December 31, 2003. It also should be read in conjunction with the Company’s Unaudited Condensed Consolidated Financial Statements and notes thereto appearing in the Company’s Form 10-Q as of and for the three and six months ended June 30, 2004.

CHANGES IN ACCOUNTING PRINCIPLES

     During the first quarter of 2003, the Company adopted Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations” (SFAS 143). SFAS 143 required the Company to change the methodology it used to record closure and post-closure costs related to its landfills. Upon adopting SFAS 143, the Company no longer records closure and post-closure expense as a component of cost of operations. Instead, amortization expense is recorded on the capitalized portion of the obligation and accretion expense is recorded using the effective interest method.

     As of January 1, 2003, the Company recorded an after-tax expense of $20.8 million as a cumulative effect of a change in accounting principle resulting from the adoption of SFAS 143. In addition, the Company also recorded an after-tax expense of $17.0 million as a cumulative effect of a change in accounting principle relating to its accounting for methane gas collection systems.

OPERATING INCOME BEFORE DEPRECIATION, AMORTIZATION, DEPLETION AND ACCRETION

     Operating income before depreciation, amortization, depletion, and accretion, which is not a measure determined in accordance with generally accepted accounting principles (GAAP), for the three and nine months ended September 30, 2004 and 2003 is calculated as follows (in millions):

	Three months ended		Nine months ended
	September 30,		September 30,
	2004	2003	2004	2003
Net income	$62.5	$44.7	$180.3	$121.9
Cumulative effect of changes in accounting principles, net of tax	—	—	—	37.8
Provision for income taxes	38.3	27.3	110.5	97.8
Other (income) expense, net	(.9)	(.9)	(1.2)	(3.2)
Interest expense, net	16.6	16.2	53.1	51.9
Depreciation, amortization and depletion	69.2	61.7	192.7	177.9
Accretion	3.5	3.2	10.2	9.4

Operating income before depreciation, amortization, depletion and accretion	$189.2	$152.2	$545.6	$493.5

     The Company believes that the presentation of operating income before depreciation, amortization, depletion and accretion is useful to investors because it provides important information concerning the Company’s operating performance exclusive of certain non-cash costs. Although depreciation, amortization, depletion and accretion are considered operating costs in accordance with GAAP, they represent the allocation of non-cash costs associated with long-lived assets acquired or constructed in prior years. Operating income before depreciation, amortization, depletion and accretion also demonstrates the Company’s ability to execute its financial strategy which includes reinvesting in existing capital assets to ensure a high level of customer service, investing in capital assets to facilitate growth in the Company’s customer base and services provided, pursuing strategic acquisitions that augment the Company’s existing business platform, repurchasing shares of common stock at prices that provide value to the

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Company’s shareholders, paying cash dividends, maintaining the Company’s investment grade rating and minimizing debt.

CASH FLOW

     During the three months ended September 30, 2004, cash provided by operating activities was $175.4 million, cash used in investing activities was $74.7 million and cash used in financing activities was $50.6 million. During the nine months ended September 30, 2004, cash provided by operating activities was $537.3 million, cash used in investing activities was $90.7 million and cash used in financing activities was $450.0 million.

     The Company defines free cash flow, which is not a measure determined in accordance with GAAP, as cash provided by operating activities less purchases of property and equipment plus proceeds from the sale of property and equipment as presented in the Company’s consolidated statement of cash flows. The Company’s free cash flow for the three and nine months ended September 30, 2004 is calculated as follows (in millions):

	Three months ended	Nine months ended
	September 30, 2004	September 30, 2004
Cash provided by operating activities	$175.4	$537.3
Purchases of property and equipment	(78.6)	(196.6)
Proceeds from the sale of property and equipment	1.5	4.1

Free cash flow	$98.3	$344.8

     The Company believes that the presentation of free cash flow, which is a non-GAAP financial measure, provides useful information regarding the Company’s recurring cash provided by operating activities after expenditures for property and equipment, net of proceeds from the sale of property and equipment. It also demonstrates the Company’s ability to execute its financial strategy as previously discussed and is a key metric used by the Company to determine compensation. Free cash flow does not represent the Company’s cash flow available for discretionary expenditures because it excludes certain expenditures that are required or that the Company has committed to such as debt service requirements and dividend payments. The Company’s definition of free cash flow may not be comparable to similarly titled measures presented by other companies.

     Capital expenditures include $.7 million and $1.1 million of capitalized interest for the three months ended September 30, 2004 and 2003, respectively, and $1.5 million and $2.1 million for the nine months ended September 30, 2004 and 2003, respectively.

     As of September 30, 2004, accounts receivable were $285.9 million, net of allowance for doubtful accounts of $15.8 million, resulting in days sales outstanding of approximately 37 (or 25 days net of deferred revenue).

STOCK REPURCHASE PROGRAM

     During the three months ended September 30, 2004, the Company paid approximately $50.1 million to repurchase 1.7 million shares of its stock. During the nine months ended September 30, 2004, the Company repurchased a total of 8.8 million shares of its stock for approximately $242.8 million. At September 30, 2004, the Company was authorized to repurchase up to an additional $22.9 million under its existing repurchase program. In October 2004, the Board of Directors authorized the repurchase of an additional $275.0 million of the Company’s common stock.

DIVIDEND

     In July 2004, the Company paid a dividend of $9.1 million to shareholders of record as of July 1, 2004. During the third quarter of 2004, the Company increased its quarterly cash dividend from $.06 to $.12 per share. As of September 30, 2004, the Company recorded a dividend payable of approximately $18.1 million to shareholders of record at the close of business on October 1, 2004, which has been paid. In October 2004, the Company’s Board of Directors declared a regular quarterly dividend of $.12 per share for shareholders of record on January 3, 2005.

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REVENUE

     The following table reflects total revenue of the Company by revenue source for the three and nine months ended September 30, 2004 and 2003 (in millions):

	Three months ended		Nine months ended
	September 30,		September 30,
	2004	2003	2004	2003
Collection:
Residential	$166.4	$151.2	$487.7	$446.0
Commercial	184.6	177.4	550.1	527.0
Industrial	146.8	137.8	416.9	391.3
Other	15.9	12.7	44.0	37.7

Total collection	513.7	479.1	1,498.7	1,402.0

Transfer and disposal	274.4	257.6	772.3	722.2
Less: Intercompany	(136.6)	(129.1)	(390.5)	(369.2)

Transfer and disposal, net	137.8	128.5	381.8	353.0
Other	48.4	40.4	139.9	124.9

Total revenue	$699.9	$648.0	$2,020.4	$1,879.9

     The following table reflects the Company’s revenue growth for the three and nine months ended September 30, 2004 and 2003:

	Three months ended		Nine months ended
	September 30,		September 30,
	2004	2003	2004	2003
Core price	2.1%	1.7%	2.2%	1.6%
Fuel surcharges	.2	.2	.1	.2
Commodities	.5	(.4)	.5	.1

Total price	2.8	1.5	2.8	1.9

Core volume	3.7	2.2	3.6	2.2
Non-core volume	.4	.2	.1	.3

Total volume	4.1	2.4	3.7	2.5

Total internal growth	6.9	3.9	6.5	4.4

Acquisitions	1.1	2.1	1.0	1.9
Taxes (a)	—	.3	—	.5

Total revenue growth	8.0%	6.3%	7.5%	6.8%

(a)	Represents taxes levied on landfill volumes in certain states that are passed on to customers.

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